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                                                                   EXHIBIT 4-e

                                SECOND AMENDMENT
                                     TO THE
                               WARRANT AGREEMENT


         This Second Amendment to the Warrant Agreement (the "Amendment") is made as of the 31st day of July, 1995 by and between DDL Electronics, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Warrant Agent").

         WHEREAS, the Company and the Warrant Agent previously entered into that certain Warrant Agreement dated as of November 11, 1992, as amended by that certain Amendment No. 1 to Warrant Agreement dated as of October 25, 1994 between the Company and the Warrant Agent (the "Warrant Agreement"); and

         WHEREAS, the holders of record on July 14, 1995 of the Warrants (all capitalized terms not otherwise defined herein are used herein as defined in the Warrant Agreement), by the affirmative vote of at least 50% of the outstanding Warrants on such date, have approved this Amendment; and

         WHEREAS, the Company and the Warrant Agent also desire to amend the terms and conditions of the Warrant Agreement as described above and as further set forth herein and by this Amendment do consent to such Amendment.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. The Warrant Agreement shall be, and hereby is, amended in the following manner:

                 (a) The following definitions set forth in Section 1 of the Warrant Agreement are amended in their entirety to read as follows:

                 "EXERCISE PRICE" shall mean the Specified Share Price per share during the First Exercise Period and $1.42 during the Second Exercise Period, subject to adjustment as provided herein.

                 "SECOND EXERCISE PERIOD" shall mean the period from August 1, 1993 through and including 5:00 p.m. New York time on December 29, 1995.

                 (b) Section 2 of the Warrant Agreement is amended by adding the following at the end of the first paragraph:

                 In the event that any provisions set forth in a Warrant Certificate are inconsistent with or contrary to the provisions of this Agreement, the provisions of this Agreement shall supersede such provisions of the Warrant Certificate, and such provisions of the Warrant Certificate shall be of no force or effect.

                 (c) Section 6(A)(ii) of the Warrant Agreement is amended in its entirety to read as follows:

                          (ii) Warrants may be exercised at any time during an Exercise Period. The issuance of Warrant Shares will not be registered under the Securities Act or under applicable state securities "blue sky" laws in reliance upon exemptions from registration. A Holder shall, upon and by virtue of each Warrant exercise, be deemed to have represented and warranted to the Company the following:





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                          (a)     The acquisition by the Holder of Warrant
                          Shares will not be with a view to, or for resale in connection with, the distribution thereof, and the Holder has and will have no participation in any such undertaking nor any participation in the underwriting thereof, except for such distributions as are effected in compliance with the Securities Act and any applicable state securities and "blue sky" laws.

                          (b) The Holder is either an "accredited investor" within the meaning of Rule 501(c) under the Securities Act or is capable of evaluating the merits and risks of investing in the Company and has made an evaluation of such risks.

                          (c) The Holder has received copies of or has had an opportunity to review all filings made by the Company with the Commission under the Exchange Act; the Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management personnel; and any and all questions about the Company's business, management and financial affairs have been answered to the Holder's complete satisfaction.

                 Holders may resell Warrant Shares at any time after the resale thereof has been effectively registered under the Securities Act pursuant to a registration statement filed with and declared effective by the Commission (the "Registration Statement") and such other action as may be required by federal or state law shall have been taken. The Company agrees to use reasonable good faith efforts to file the Registration Statement as soon as reasonably practicable; provided, however, that the Company shall not be required to file a Registration Statement unless and until the Current Market Price of the Shares equals or exceeds the Exercise Price during the Second Exercise Period. The Company agrees, from and after the time the Registration Statement has become effective, to use reasonable good faith efforts to maintain the Registration Statement in effect under the Securities Act and applicable state securities and "blue sky" laws; provided, however, that the Company shall have no obligation to maintain the effectiveness of such registration in the event that, by amendment to the Securities Act or otherwise, the effectiveness of such registration is not required at the time Warrant Shares are to be resold; and provided further, that in the event, by amendment to the Securities Act or otherwise, some other or different requirement shall be imposed by act of the Congress of the United States which shall relate to the resale of the Warrant Shares, the Company shall use reasonable good faith efforts to comply with such requirements. Promptly after the Registration Statement has become effective under the Securities Act, or such other action as contemplated hereby and as may be required has been taken, as the case may be, the Company shall cause notice thereof to be mailed to each Holder of a Warrant Certificate. Subject to accelerated termination provided in Section 6(A)(iii) below, any unexercised Warrants will be void and all rights of Holders shall cease after the end of the Second Exercise Period.

         2. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

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
DDL ELECTRONICS, INC.                                       AMERICAN STOCK TRANSFER & TRUST COMPANY


By: /s/ Don A. Raig                                         By: /s/ Herbert J. Lemmer
   ------------------------------------------------            ------------------------------------------------
Name: Don A. Raig                                           Name:  Herbert J. Lemmer
     ----------------------------------------------              ----------------------------------------------
Title:  President and Chief Operating Officer               Title: Vice President
      ---------------------------------------------               ---------------------------------------------

Attest:                                                     Attest:

By:                                                         By: /s/ Susan Silber
   ------------------------------------------------            ------------------------------------------------
Name:                                                       Name: Susan Silber
     ----------------------------------------------              ----------------------------------------------
Title:                                                      Title: Assistant Secretary
      ---------------------------------------------               ---------------------------------------------
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